                                                                    EXHIBIT 10.1

================================================================================

                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT

                           dated as of August 12, 2004

                                      among

                          ARDENT HEALTH SERVICES, INC.,
                                as the Borrower,

                           ARDENT HEALTH SERVICES LLC

                                       and

                          CERTAIN OF ITS SUBSIDIARIES,
                               as the Guarantors,

                          CITICORP NORTH AMERICA, INC.,
                 as Administrative Agent and Swing Line Lender,

                 CITIBANK, N.A. and BANK ONE, NA, as L/C Issuers

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent,

               BANK ONE, NA, GENERAL ELECTRIC CAPITAL CORPORATION
                             and UBS SECURITIES LLC,
                           as Co-Documentation Agents,

                                       and

                         The Other Lenders Party Hereto

              ---------------------------------------------------------------

                        CITIGROUP GLOBAL MARKETS INC. AND
                         BANC OF AMERICA SECURITIES LLC,
             as Joint Lead Arrangers and Joint Book Running Managers

              ---------------------------------------------------------------

================================================================================

                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT

      THIS THIRD AMENDMENT to Credit Agreement (this "Amendment") dated as of August 12, 2004 is by and among Ardent Health Services, Inc., a Delaware corporation (the "Borrower"), the Guarantors, the Lenders and Citicorp North America, Inc., as Administrative Agent (as successor to Bank One, NA) (in such capacity, "CNAI" or the "Administrative Agent") on behalf of itself and the Lenders. All capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement (as defined below).

                               W I T N E S S E T H

      WHEREAS, a credit facility was established in favor of the Borrower pursuant to the terms of that certain Credit Agreement dated as of August 19, 2003 among the Borrower, the Guarantors identified therein, the Lenders identified therein and Bank One, NA, as Administrative Agent, as amended by that certain First Amendment to Credit Agreement dated as of December 31, 2003 and that certain Second Amendment to Credit Agreement dated as of July 12, 2004 (as further amended, modified and supplemented from time to time, the "Credit Agreement");

      WHEREAS, Bank One, NA desires, as of the Third Amendment Effective Date (defined below), to resign as "Administrative Agent" and "Swing Line Lender" respectively under the Loan Documents, CNAI desires, as of the Third Amendment Effective Date, to be appointed as the "Administrative Agent" and the "Swing Line Lender" and Citibank, N.A. desires, as of the Third Amendment Effective Date, to be appointed as an "L/C Issuer" under the Loan Documents;

      WHEREAS, the Borrower has notified the Administrative Agent that AHS Summit Hospital, LLC ("Summit"), a Guarantor under the Loan Documents, intends to (a) form a wholly-owned limited liability company ("Newco") and (b) sell up to fifty percent (50%) of the equity interests in Newco to Ochsner Clinic Foundation or an Affiliate thereof ("Ochsner") for approximately $10,000,000 in cash plus an amount equal to fifty percent (50%) of the working capital of the assets transferred from Summit to Newco (the "Summit Equity Disposition");

      WHEREAS, (a) Section 2.05(b)(ii) of the Credit Agreement requires that a certain percentage of the Net Cash Proceeds of any Disposition be applied to prepay the Loans and (b) Section 8.05(c) of the Credit Agreement prohibits the Parent or any of its Subsidiaries from disposing of a minority interest in any Subsidiary;

      WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders (a) consent to the Summit Equity Disposition notwithstanding the terms of Section 8.05(c) of the Credit Agreement, (b) agree that the Net Cash Proceeds of the Summit Equity Disposition will not have to be used to prepay the Loans as required by Section 2.05(b)(ii) of the Credit Agreement and (c) agree that neither the transfer of assets from Summit to Newco nor the Summit Equity Disposition will count toward the basket for permitted Dispositions contained in
Section 8.05(e) of the Credit Agreement;

      WHEREAS, the Borrower has requested the Lenders to amend the Credit Agreement as set forth herein and to grant such consents and waivers as set forth in Section 2 hereof; and

      WHEREAS, the Lenders have agreed to amend the Credit Agreement and to grant such consents and waivers on the terms and conditions set forth herein.

      NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Amendments. The Credit Agreement is amended in the following respects:

            (a)   The definition of "Additional Subordinated Indebtedness" in
      Section 1.01 is hereby amended by deleting the words "and the Syndication Agents" from such definition.

            (b) The definition of "Administrative Agent" in Section 1.01 is hereby amended to read as follows:

                  "Administrative Agent" means CNAI in its capacity as
            administrative agent under any of the Loan Documents, or any successor administrative agent.

            (c)   The definition of "Administrative Agent Fee Letter" in Section
      1.01 is hereby amended to read as follows:

                  "Administrative Agent Fee Letter" means the letter agreement dated June 4, 2004 among the Borrower, CNAI and Citigroup Global Markets Inc.

            (d)   The definition of "Aggregate Revolving Commitments" in Section
      1.01 is hereby amended to read as follows:

                  "Aggregate Revolving Commitments" means the Revolving
            Commitments of all the Lenders. The amount of the Aggregate Revolving Commitments in effect on the Third Amendment Effective Date is ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000).

            (e) The definition of "Applicable Rate" in Section 1.01 is hereby amended to read as follows:

                  "Applicable Rate" means (a) with respect to the Term Loan, a percentage per annum equal to (i) for Eurodollar Rate Loans, 2.25% and (ii) for Base Rate Loans, 1.25%, (b) in the case of the Incremental Term Loans, the percentage per annum determined on or prior to the applicable Incremental Term Loan Borrowing Date as set forth in the applicable Incremental Term Loan Commitment Agreement and (c) in the case of the Revolving Loans and the Letters of Credit, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(b):

Pricing                Consolidated             Letters of Credit and
  Tier                Leverage Ratio              Eurodollar Loans         Base Rate Loans
-------     ------------------------------      ---------------------      ---------------
   1                   < 2.75:1.0                         1.75%                  0.75%
   2        > or = 2.75:1.0 but < 3.5:1.0                 2.00%                  1.00%
   3         > or = 3.5:1.0 but < 4.0:1.0                 2.25%                  1.25%
   4                  > or = 4.0 to 1.0                   2.50%                  1.50%


            Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to
            Section 7.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Tier 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with
            Section 7.02(b), whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Third Amendment Effective Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 7.02(b) for the fiscal quarter ending September 30, 2004 shall be determined based upon Pricing Tier 4. Notwithstanding anything to the contrary contained herein, if on the date that any Incremental Term Loan is incurred the Applicable Rate initially in effect for such Incremental Term Loan exceeds by more than 0.50% the Applicable Rate then in effect for the Revolving Loans, the Applicable Rate with respect to each Pricing Tier for the Revolving Loans shall be automatically increased by such excess over 0.50%.

            (f) The definition of "Arrangers" in Section 1.01 is hereby amended to read as follows:

                  "Arrangers" means Citigroup Global Markets Inc. and Banc of
            America Securities LLC in their capacities as joint lead arrangers and joint book running managers.

            (g)   The definition of "Audited Financial Statements" in Section
      1.01 is hereby amended by replacing the reference to "December 31, 2002" therein with a reference to "December 31, 2003."

            (h) The definition of "Base Rate" in Section 1.01 is hereby amended to read as follows:

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                  (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest three week moving average of secondary market morning offering rates in the United States for three month certificates of deposit of major United States money market banks, such three week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three month Dollar non personal time deposits in the United States, plus (iii) the average during such three week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

                  (c)   1/2 of 1% per annum above the Federal Funds Rate.

            (i) The definition of "Behavioral Business" in Section 1.01 is hereby amended to read as follows:

                  "Behavioral Business" means the business of the Parent and its
            Subsidiaries of operating behavioral hospitals.

            (j) The definition of "Commitment" in Section 1.01 is hereby amended to read as follows:

                  "Commitment" means, as to each Lender, the Revolving
            Commitment of such Lender, the Term Loan Commitment of such Lender and/or the Incremental Term Loan Commitment of such Lender.

            (k) The definition of "Consolidated EBITDA" in Section 1.01 is hereby amended to read as follows:

                  "Consolidated EBITDA" means, for any period, for the Parent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) (to the extent deducted in calculating such Consolidated Net Income) (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Parent and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense for such period, (iv) any non-recurring fees, charges and cash expenses made or incurred in connection with the Transactions, (v) any extraordinary or non-recurring cash losses or expenses related to executive recruitment, severance and retirement compensation and losses related to Permitted Acquisitions in an amount not to exceed in the aggregate (x) $1,900,000 for the fiscal quarter ending December 31, 2003, (y) $2,200,000 for the fiscal quarter ending March 31, 2004 and (z) $2,450,000 for the fiscal quarter ending June 30, 2004, (vi) any other non-cash charges for such period minus (b) (to the extent added back pursuant to clause (a)(vi) above in a previous period) all cash charges made during such period on account of reserves, restructuring charges and other non-cash charges, all as determined in accordance with GAAP. Notwithstanding anything to the contrary in this Agreement, for purposes of calculating the Consolidated Interest Coverage Ratio, the Consolidated Leverage Ratio and the Consolidated Senior Leverage Ratio as of the end of the fiscal quarters ending September 30, 2004, December 31, 2004 and March 31, 2005, Consolidated EBITDA for the twelve month period ending as of the applicable fiscal quarter shall be determined as follows:

            Date of Fiscal Quarter End

            September 30, 2004    (a) $63,851,000 plus (b) $3,750,000 plus (c)
                                  $4,945,000 plus (d) actual Consolidated EBITDA for the Parent and its Subsidiaries (prior to giving effect to the Hillcrest Acquisition and the Cimarron Acquisition) for the three month period ending on June 30, 2004 plus (e) actual
                                  Consolidated EBITDA for the three month period ending on September 30, 2004 plus (f)
                                  $2,700,000.

            December 31, 2004     (a) $36,450,000 plus (b) $2,500,000 plus (c)
                                  $4,945,000 plus (d) actual Consolidated EBITDA for the Parent and its Subsidiaries (prior to giving effect to the Hillcrest Acquisition and the Cimarron Acquisition) for the three month period ending on June 30, 2004 plus (e) actual
                                  Consolidated EBITDA for the six month period ending on December 31, 2004 plus (f)
                                  $2,700,000.

            March 31, 2005        (a) $4,945,000 plus (b) $1,250,000 plus (c)
                                  actual Consolidated EBITDA for the Parent and its Subsidiaries (prior to giving effect to the Hillcrest Acquisition and the Cimarron
                                  Acquisition) for the three month period ending on June 30, 2004 plus (d) actual Consolidated
                                  EBITDA for the nine month period ending on March 31, 2005 plus (e) $2,700,000.

            (l)   The definition of "Consolidated Funded Indebtedness" in
      Section 1.01 is hereby amended by deleting the words "determined in accordance with GAAP" from such definition.

            (m)   The definition of "Consolidated Interest Charges" in Section
      1.01 is hereby amended by adding a proviso to the end of such definition to read as follows:

            provided, however, that (1) Consolidated Interest Charges for the four fiscal quarter period ending September 30, 2004 shall be calculated as Consolidated Interest Charges for the fiscal quarter period ending September 30, 2004 multiplied by four, (2) Consolidated Interest Charges for the four fiscal quarter period ending December 31, 2004 shall be calculated as Consolidated Interest Charges for the two fiscal quarter period ending December 31, 2004 multiplied by two and (3) Consolidated Interest Charges for the four fiscal quarter period ending March 31, 2005 shall be calculated as Consolidated Interest Charges for the three fiscal quarter period ending March 31, 2005 multiplied by one and one third.

            (n) The definition of "Disposition" is hereby amended by adding the following language immediately after clause (ix) of such definition to read as follows:

                  and (x) the transfer by the Borrower to SPV of the Borrower's right to purchase the SPV Assets in accordance with the terms of the Hillcrest Purchase Agreement; provided such SPV Assets are transferred to a Loan Party and the indebtedness owing by SPV to the Borrower is repaid within 180 days of the Third Amendment Effective Date.

            (o) The definition of "Eurodollar Rate" in Section 1.01 is hereby amended to read as follows:

                  "Eurodollar Rate" means, for any Interest Period for all
            Eurodollar Rate Loans comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided, that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Loans comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period); provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Reserve Percentage for such Interest Period.

            (p)   The definition of "Eurodollar Reserve Percentage" in Section
      1.01 is hereby amended to read as follows:

                  "Eurodollar Reserve Percentage" for any Interest Period for
            all Eurodollar Rate Loans comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined) having a term equal to such Interest Period.

            (q) The definition of "Excess Cash Flow" in Section 1.01 is hereby amended to read as follows:

                  "Excess Cash Flow" means, with respect to any fiscal year
            period of the Parent and its Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBITDA minus (b) Consolidated Capital Expenditures minus (c) the cash portion of Consolidated Interest Charges minus (d) Federal, state and other taxes to the extent the same are paid in cash during such period by the Parent and its Subsidiaries on a consolidated basis minus (e) Consolidated Scheduled Funded Indebtedness Payments minus (f) increases in Consolidated Working Capital plus (g) decreases in Consolidated Working Capital.

            (r)   Clause (a) of the definition of "Excluded Property" in Section
      1.01 is hereby amended to read as follows:

                  (a) (i) any owned or leased real or personal Property which is located outside of the United States unless requested by the Administrative Agent or the Required Lenders and (ii) those certain owned or leased real properties acquired pursuant to the Hillcrest Acquisition other than those properties set forth on Schedule 1.01(b) hereto,

            (s) The definition of "Federal Funds Rate" in Section 1.01 is hereby amended to read as follows:

                  "Federal Funds Rate" means, for any period, a fluctuating
            interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            (t)   Clause (d) of the definition of "Funded Indebtedness" in
      Section 1.01 and the last sentence of such definition are each hereby amended to read, respectively, as follows:

                  (d) all obligations arising under bankers' acceptances, bank guaranties, surety bonds and similar instruments, but excluding all obligations arising under letters of credit;

                  For purposes hereof, (x) the amount of any direct obligation arising under bankers' acceptances, bank guaranties, surety bonds and similar instruments, but excluding all obligations arising under letters of credit, shall be the maximum amount available to be drawn thereunder and (y) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

            (u) Clause (a) of the definition of "Indebtedness" in Section 1.01 and the last sentence of such definition are each hereby amended to read, respectively, as follows:

                  (a) all Funded Indebtedness and all obligations arising under letters of credit (including standby and commercial);

                  For purposes hereof (x) the amount of any direct obligation arising under letters of credit (including standby and commercial) shall be the maximum amount available to be drawn thereunder, (y) the amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date and (z) the amount of any Guarantee shall be the amount of the Indebtedness subject to such Guarantee.

            (v) The language preceding the proviso in the definition of "Interest Period" in Section 1.01 is hereby amended to read as follows:

                  "Interest Period" means as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three, six or, if available to all Lenders, nine or twelve months thereafter, as selected by the Borrower in its Loan Notice;

            (w) The definition of "L/C Issuer" in Section 1.01 is hereby amended to read as follows:

                  "L/C Issuer" means (a) Citibank in its capacity as issuer of
            Letters of Credit hereunder, (b) Bank One in its capacity as issuer of Letters of Credit, (c) Bank of Oklahoma, N.A. in its capacity as issuer of Letters of Credit and/or (d) any other Lender holding a Revolving Commitment hereunder who has been selected by the Borrower and approved by the Administrative Agent and who has agreed to be an L/C Issuer hereunder in accordance with the terms hereof. When used in this Agreement, the term "L/C Issuer" shall apply to the applicable L/C Issuer that has issued or has been requested to issue a particular Letter of Credit or all L/C Issuers, as the context may require.

            (x) The definition of "Loan Notice" in Section 1.01 is hereby amended to read as follows:

                  "Loan Notice" means a notice of (a) a Borrowing of Revolving
            Loans, the Term Loan or Incremental Term Loans, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit E.

            (y) The definition of "Loans" in Section 1.01 is hereby amended to read as follows:

                  "Loans" means an extension of credit by a Lender to the
            Borrower under Article II in the form of a Revolving Loan, Swing Line Loan, Term Loan or an Incremental Term Loan.

            (z)   The definition of "Material Domestic Subsidiary" in Section
      1.01 is hereby amended to read as follows:

                  "Material Domestic Subsidiary" means any Domestic Subsidiary that (a) as of the end of any fiscal quarter period, has total assets averaging greater than $500,000 for such three month period,
            (b) has revenues for the most recent twelve month period greater than $500,000, (c) as of the end of any fiscal quarter period, has total assets (together with the total assets of the other Domestic Subsidiaries (other than the Captive Insurance Subsidiary, any HMO Subsidiary, any Controlled Subsidiary purchased pursuant to a Permitted Other Acquisition or any Controlled Subsidiary created in accordance with Section 8.02(i)) that have not provided a Guaranty hereunder) averaging greater than $1,000,000 in the aggregate for such three month period or (d) has total revenues (together with the total revenues of the other Domestic Subsidiaries (other than the Captive Insurance Subsidiary, any HMO Subsidiary or any Controlled Subsidiary purchased pursuant to a Permitted Other Acquisition or any Controlled Subsidiary created in accordance with Section 8.02(i)) that have not provided a Guaranty hereunder) for the most recent twelve month period greater than $1,000,000 in the aggregate.

            (aa) The definition of "Maturity Date" in Section 1.01 is hereby amended to read as follows:

                  "Maturity Date" means (a) with respect to Revolving Loans,
            Letters of Credit and Swing Line Loans, August 19, 2008, (b) with respect to the Term Loan, August 12, 2011 and (c) with respect to any Incremental Term Loan the maturity date for such

            Incremental Term Loan set forth in the Incremental Term Loan Commitment Agreement relating thereto.

            (bb) The definition of "Medical/Surgical Business" in Section 1.01 is hereby amended to read as follows:

                  "Medical/Surgical Business" means the business of the Parent and its Subsidiaries of operating acute care hospitals.

            (cc) The definition of "Note" in Section 1.01 is hereby amended to read as follows:

                  "Note" or "Notes" means the Revolving Notes, the Swing Line
            Note, the Term Notes and/or the Incremental Term Notes, individually or collectively, as appropriate.

            (dd) The language preceding the proviso in the definition of "Permitted Acquisition" in Section 1.01 is hereby amended to read as follows:

                  "Permitted Acquisition" means (a) an Acquisition approved in writing by the Required Lenders in their sole discretion, (b) the Hillcrest Acquisition and (c) an Acquisition by any Loan Party (other than the Parent) of at least a majority of the Voting Stock and the Capital Stock of a Person (other than a Person involved in the HMO Business) or a substantial portion of the Property of a Person not involved in the HMO Business,

            (ee)  The definition of "Permitted Other Acquisition" in Section
      1.01 is hereby amended by adding the following language immediately after the word "means" and before the word "an" in the first line of such definition:

                  (x) the Cimarron Acquisition, and (y)

            (ff) The definition of "Pro Rata Share" in Section 1.01 is hereby amended to read as follows:

                  "Pro Rata Share" means, as to each Lender at any time, (a)
            with respect to such Lender's Revolving Commitment at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Revolving Commitment of such Lender at such time and the denominator of which is the amount of the Aggregate Revolving Commitments at such time; provided that if the commitment of each Lender to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 9.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof, (b) with respect to such Lender's outstanding Term Loan at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Term Loan held by such Lender at such time and the denominator of which is the aggregate principal amount of the Term Loan at such time, and (c) with respect to such Lender's outstanding Incremental Term Loans at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the principal amount of the Incremental Term Loans held by such Lender at such time and the denominator of which is the aggregate Incremental Term Loans at such time. The Pro

            Rata Share of each Lender as of the Third Amendment Effective Date is set forth opposite the name of such Lender on Schedule 2.01.

            (gg) The definition of "Required Lenders" in Section 1.01 is hereby amended to read as follows:

                  "Required Lenders" means, at any time, Lenders holding in the aggregate more than fifty percent (50%) of (a) the sum of the Revolving Commitments, the outstanding Term Loan and the outstanding Incremental Term Loans or (b) if the Revolving Commitments have been terminated, the outstanding Loans, L/C Obligations, Swing Line Loans and participations therein. The Revolving Commitments of, and the outstanding Term Loan and Incremental Term Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

            (hh) The definition of "Responsible Officer" in Section 1.01 is hereby amended to read as follows:

                  "Responsible Officer" means the chief executive officer,
            president, chief financial officer, controller, senior vice president, vice president or treasurer of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

            (ii) The definition of "Swing Line Lender" in Section 1.01 is hereby amended to read as follows:

                  "Swing Line Lender" means CNAI in its capacity as provider of
            Swing Line Loans, or any successor swing line lender hereunder.

            (jj) The definition of "Syndication Agents" in Section 1.01 is hereby deleted in its entirety and replaced with the following definition of "Syndication Agent":

                  "Syndication Agent" means Bank of America. From and after the
            Third Amendment Effective Date, all references in this Agreement to "Syndication Agents" shall be deemed to be references to the "Syndication Agent."

            (kk) The definition of "Threshold Amount" in Section 1.01 is hereby amended to read as follows:

                  "Threshold Amount" means $5,000,000.

            (ll) The definition of "Transactions" in Section 1.01 is hereby amended to read as follows:

                  "Transactions" means collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party (including, without limitation, the Third Amendment) and, in the case of the Borrower, the initial Borrowings hereunder, (b) the execution, delivery and performance by the Loan Parties of the Senior Subordinated Notes Documents to which they are a party and, in the case of the

            Borrower, the issuance of the Senior Subordinated Notes, (c) the refinancing and termination of the Existing Credit Agreement, (d) the Hillcrest Acquisition, (e) the Cimarron Acquisition and (f) payment of related fees and expenses.

            (mm) The following definitions are hereby added to Section 1.01 in the appropriate alphabetical order and shall read as follows:

                  "Aggregate Term Loan Commitments" means the Term Loan
            Commitments of all the Lenders. The aggregate principal amount of the Term Loan Commitments of all of the Lenders as in effect on the Third Amendment Effective Date is THREE HUNDRED MILLION DOLLARS ($300,000,000).

                  "Cimarron Acquisition" means the purchase by Lovelace of the
            Cimarron Assets pursuant to and in accordance with the terms of the Cimarron Acquisition Documents for aggregate consideration not exceeding $19,500,000.

                  "Cimarron Acquisition Documents" means the Cimarron Purchase
            Agreement and such other agreements, instruments and documents relating to the Cimarron Acquisition.

                  "Cimarron Assets" means certain individual and employer group contracts and related assets of Cimarron Health Plans, Inc.

                  "Cimarron Purchase Agreement" means that certain Asset Sale
            Agreement dated as of May 11, 2004 among the Borrower, Lovelace and Molina Healthcare, Inc. and all schedules and exhibits thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                  "Citibank" means Citibank, N.A. and its successors.

                  "CNAI" means Citicorp North America, Inc. and its successors.

                  "Communications" has the meaning specified in Section 7.02.

                  "Eurocurrency Liabilities" has the meaning specified in
            Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Hillcrest Acquisition" means the purchase by the Borrower of the Hillcrest Assets pursuant to and in accordance with the terms of the Hillcrest Acquisition Documents and the acquisition of the SPV Assets from the SPV.

                  "Hillcrest Acquisition Documents" means the Hillcrest Purchase
            Agreement and such other agreements, instruments and documents relating to the Hillcrest Acquisition.

                  "Hillcrest Assets" means substantially all of the assets of the Hillcrest HealthCare System in Tulsa, Oklahoma and in certain other Oklahoma communities, but excluding the approximately $26 million of assets identified on Schedule 1.01(c) transferred by Hillcrest HealthCare System to SPV on the Third Amendment Effective Date pursuant to the Hillcrest Purchase Agreement (such excluded assets being referred to as the "SPV Assets").

                  "Hillcrest Purchase Agreement" means that certain Asset
            Purchase Agreement dated as of May 11, 2004 between the Borrower and Hillcrest HealthCare System and all schedules and exhibits thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                  "Platform" has the meaning specified in Section 7.02.

                  "Replacement Lender" has the meaning specified in Section
            11.16.

                  "Resigning Administrative Agent" means Bank One.

                  "SPV" means one or more special purpose entities established by PricewaterhouseCoopers LLP for the purpose of acquiring the SPV Assets.

                  "SPV Assets" has the meaning specified in the definition of
            "Hillcrest Assets."

                  "Term Loan" means collectively those Loans made to the
            Borrower pursuant to Section 2.01(e).

                  "Term Loan Commitment" means, as to each Term Loan Lender, its obligation to make its portion of the Term Loan to the Borrower pursuant to Section 2.01(e) in the principal amount set forth opposite such Term Loan Lender's name on Schedule 2.01.

                  "Term Loan Lender" means any Lender that has a Term Loan
            Commitment or any Lender that has purchased a portion of the Term Loan pursuant to one or more Assignment and Assumptions in accordance with the terms hereof.

                  "Term Note" has the meaning specified in Section 2.11(a).

                  "Third Amendment" means that certain Third Amendment to Credit
            Agreement dated as of August 12, 2004 among the Borrower, the Guarantors, the Lenders and the Administrative Agent.

                  "Third Amendment Effective Date" means August 12, 2004.

                  "Total Incremental Term Loan Commitment" means, at any time, the sum of the Incremental Term Loan Commitments of all the Lenders.

            (nn) The definitions of "Borrowing Base", "Borrowing Base Certificate" and "Eurodollar Base Rate" are hereby deleted from Section
      1.01 in their entirety.

            (oo) Section 1.03(c) is hereby amended by adding the following proviso at the end of such section:

            provided, further, however, that notwithstanding the foregoing, any such calculations made with respect to the Cimarron Acquisition or the Hillcrest Acquisition shall be made in conformity with the definition of "Consolidated EBITDA".

            (pp) The proviso in Section 2.01(a) is hereby amended to read as follows:

            provided, however, that after giving effect to any Borrowing of Revolving Loans, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment.

            (qq)  Section 2.01(c) is hereby amended to read as follows:

                  (c) Incremental Term Loan Commitments. So long as no Default or Event of Default then exists or would result therefrom, the Borrower shall, in consultation with the Administrative Agent, have the right to request on one or more occasions after the Closing Date and prior to the Maturity Date that the Lenders or other Persons qualifying as an Eligible Assignee, provide Incremental Term Loan Commitments and, subject to the terms and conditions contained in this Agreement and the relevant Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any request by the Borrower, until such time, if any, as (x) such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan Commitment Agreement as provided in Section 2.01(d) and (y) the other conditions set forth in Section 2.01(d) shall have been satisfied, (ii) any Lender or any other Person which will qualify as an Eligible Assignee may provide an Incremental Term Loan Commitment without the consent of any other Lender, (iii) each provision of Incremental Term Loan Commitments pursuant to this Section 2.01(c) for any Lender shall be in an amount of at least $5,000,000, (iv) the aggregate amount of all Incremental Term Loan Commitments permitted to be provided hereunder and the aggregate principal amount of all Incremental Term Loans permitted to be made hereunder shall not, in either case, exceed TWO HUNDRED MILLION DOLLARS ($200,000,000), (v) the Applicable Rate with respect to any such Incremental Term Loan and the fees payable to any Lender providing an Incremental Term Loan Commitment shall be as set forth in the relevant Incremental Term Loan Commitment Agreement, (vi) in no event shall the Maturity Date of such Incremental Term Loan be earlier than the Maturity Date of the Revolving Loans or the Term Loan, (vii) the scheduled principal payments with respect to the Incremental Term Loans shall be as set forth in the applicable Incremental Term Loan Commitment Agreement, provided that in no event shall the weighted average life to maturity of such Incremental Term Loan be less than the weighted average life to maturity of the Revolving Loans or the Term Loan,
            (viii) the applicable Incremental Term Loan shall only be permitted hereunder if after giving effect to such Incremental Term Loan on a Pro Forma Basis, (a) the Consolidated Senior Leverage Ratio calculated on a Pro Forma Basis is at least 0.25 less than the ratio required to be maintained at such time by Section 8.11(a), and (b) the Loan Parties are in compliance with Section 8.11, and (ix) all actions taken by the Borrower pursuant to this Section 2.01(c) and
            Section 2.01(d) shall be done in coordination with the Administrative Agent.

            (rr) A new Section 2.01(e) is hereby added after Section 2.01(d) and shall read as follows:

                  (e) Subject to the terms and conditions set forth herein, each Term Loan Lender severally agrees to make available to the Borrower on the Third Amendment Effective

            Date, its portion of a term loan in Dollars in the aggregate amount of $300,000,000. Amounts repaid or prepaid on the Term Loan may not be reborrowed. The Term Loan may consist of Base Rate Loans or Eurodollar Rate Loans, as further provided herein; provided, however, that all initial Borrowings of the Term Loan shall be made as Base Rate Loans.

            (ss) Clause (i) in the third sentence of Section 2.02(b) is hereby amended to read as follows:

                  (i) crediting the account of the Borrower on the books of CNAI with the amount of such funds or

            (tt)  Section 2.02(c) is hereby amended to read as follows:

                  (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, (i) no Revolving Loans may be requested as Eurodollar Rate Loans without the consent of the Required Revolving Lenders; provided, that, except as set forth in
            Section 2.02(c)(ii) hereof, Revolving Loans may be continued as or converted to Eurodollar Rate Loans during the existence of a Default or an Event of Default without the consent of the Required Revolving Lenders, (ii) the Required Revolving Lenders may demand that any or all of the then outstanding Revolving Loans that are Eurodollar Rate Loans be converted immediately to Base Rate Loans, (iii) no Term Loan may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Term Loan, if any, and such Lenders may demand that any or all of the then outstanding Term Loan that are Eurodollar Rate Loans be converted immediately to Base Rate Loans, and (iv) no Incremental Term Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Lenders (other than Defaulting Lenders) holding in the aggregate at least a majority of the outstanding Incremental Term Loans, and such Lenders may demand that any or all of the then outstanding Incremental Term Loans that are Eurodollar Rate Loans be converted immediately to Base Rate Loans.

            (uu)  Section 2.02(e) is hereby amended to read as follows:

                  (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than (i) eight (8) Interest Periods in effect with respect to the Revolving Loans, (ii) eight (8) Interest Periods in effect with respect to the Term Loan and (iii) eight (8) Interest Periods in effect with respect to the Incremental Term Loans.

            (vv) The proviso in the first sentence of Section 2.03(a)(i) is hereby amended to read as follows:

            provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (y) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata

            Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans would exceed such Lender's Revolving Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit.

            (ww) Section 2.03(a)(ii)(B) is hereby amended by replacing the reference to "Required Lenders" therein with a reference to "Required Revolving Lenders."

            (xx) Section 2.03(a)(ii)(C) is hereby amended by replacing the reference to "Lenders" therein with a reference to "Lenders with a Revolving Commitment."

            (yy) Section 2.03(b)(ii) is hereby amended by adding the following sentence to the end of such section:

            The Administrative Agent shall notify each Lender with a Revolving Commitment of the issuance of any Letter of Credit.

            (zz) Section 2.03(b)(iii) is hereby amended by replacing the reference to "Required Lenders" therein with a reference to "Required Revolving Lenders."

            (aaa) The last sentence of Section 2.03(g) is hereby amended to read as follows:

            Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at an Affiliate of CNAI.

            (bbb) The first proviso in the first sentence of Section 2.04(a) is hereby amended to read as follows:

            provided, however, that after giving effect to any Swing Line Loan,
            (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, and (ii) the aggregate Outstanding Amount of the Revolving Loans of any Lender, plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Revolving Commitment, and

            (ccc) The heading of Section 2.05(a)(i) is hereby amended to read, "Revolving Loans, Term Loans and Incremental Term Loans."

            (ddd) The second sentence of Section 2.05(a)(i) is hereby amended to read as follows:

            Each such notice shall specify the date and amount of such prepayment, the Type(s) of Loans to be prepaid and whether the Loans to be prepaid are Revolving Loans, Incremental Term Loans or the Term Loan.

            (eee) The following sentence is hereby added at the end of Section 2.05(a)(i) to read as follows:

            Each such prepayment of the Term Loan or the Incremental Term Loans shall be applied to the Term Loan and the Incremental Term Loans on a pro rata basis first ratably to the next four scheduled principal amortization payments of the Term Loan and the Incremental Term Loans, and thereafter ratably to the remaining installments of the Term Loan and the

            Incremental Term Loans until the Term Loan and the Incremental Term Loans have been paid in full.

            (fff) Section 2.05(b)(i) is hereby amended to read as follows:

                  (i) Aggregate Revolving Commitments. If for any reason the Total Revolving Outstandings at any time exceed the Aggregate Revolving Commitments, the Borrower shall immediately, and in any event on the same Business Day as the occurrence of such overage, prepay Revolving Loans and/or the Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this
            Section 2.05(b)(i)(A) unless after the prepayment in full of the Revolving Loans and Swing Line Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments.

            (ggg) Section 2.05(b)(ii) is hereby amended to read as follows:

                  (ii) Dispositions and Involuntary Dispositions. The Borrower shall prepay the Term Loan and the Incremental Term Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of all Dispositions and Involuntary Dispositions to the extent that the Net Cash Proceeds of all Dispositions and Involuntary Dispositions received after the Third Amendment Effective Date exceed $10,000,000 (such prepayment to be applied as set forth in clause (vi) below).

            (hhh) Section 2.05(b)(iii) is hereby amended to read as follows:

                  (iii) Debt Issuances. On or before the third (3rd) Business
            Day following receipt by the Parent or any Subsidiary of the Net Cash Proceeds of any Debt Issuance, the Borrower shall prepay the Term Loan and the Incremental Term Loans in an aggregate amount equal to 100% of such Net Cash Proceeds (such prepayment to be applied as set forth in clause (vi) below).

            (iii) The first sentence of Section 2.05(b)(iv) is hereby amended to read as follows:

            On or before the third (3rd) Business Day following the receipt by the Parent or any Subsidiary of the Net Cash Proceeds of any Equity Issuance, the Borrower shall prepay the Term Loan and the Incremental Term Loans in an aggregate amount equal to (a) (I) 100% of such Net Cash Proceeds until the Consolidated Leverage Ratio as of the end of the most recent fiscal quarter on a Pro Forma Basis after giving effect to such prepayment is equal to 3.50 to 1.0 and thereafter (II) 75% of such Net Cash Proceeds or (b) 75% of such Net Cash Proceeds if as of the end of the most recent fiscal quarter the Consolidated Leverage Ratio on a Pro Forma Basis is less than 3.50 to 1.0 (such prepayment to be applied as set forth in clause (vi) below).

            (jjj) Section 2.05(b)(v) is hereby amended to read as follows:

                  (v) Excess Cash Flow. Within ninety-five days after the end of each fiscal year commencing with the fiscal year ending December 31, 2005, the Borrower shall prepay the Term Loan and the Incremental Term Loans in an aggregate amount equal to (1) the difference between (a) fifty percent (50%) of Excess Cash Flow for such fiscal year minus (b) the amount of any voluntary and mandatory prepayments of the Term Loan and the

            Incremental Term Loans made in such fiscal year, if the Consolidated Senior Leverage Ratio as of the end of such fiscal year is greater than or equal to 1.75 to 1.0 or (2) the difference between (a) twenty-five percent (25%) of Excess Cash Flow for such fiscal year minus (b) the amount of any voluntary and mandatory prepayments of the Term Loan and the Incremental Term Loans made in such fiscal year, if the Consolidated Senior Leverage Ratio as of the end of such fiscal year is less than 1.75 to 1.0 (such prepayment to be applied as set forth in clause (vi) below).

            (kkk) Section 2.05(b)(vi)(b) is hereby amended to read as follows:

                  (b) with respect to all amounts prepaid pursuant to Section 2.05(b)(ii), (iii), (iv) and (v), to the Term Loan and the Incremental Term Loans on a pro rata basis first ratably to the next four scheduled principal amortization payments of the Term Loan and the Incremental Term Loans, and thereafter ratably to the remaining installments of the Term Loan and the Incremental Term Loans until the Term Loan and the Incremental Term Loans have been paid in full.

            (lll) Section 2.05(b)(vi) is hereby further modified by adding the following sentence at the end of such section:

                  If the Borrower is required to make a mandatory prepayment of
            Eurodollar Rate Loans under this Section 2.05, the Borrower shall have the right, in lieu of making such prepayment in full, to deposit an amount equal to such mandatory prepayment with the Administrative Agent in a cash collateral account maintained (pursuant to documentation reasonably satisfactory to the Administrative Agent) by and in the sole dominion and control of the Administrative Agent or one of its Affiliates (with appropriate control agreements). Any amounts so deposited shall be held by the Administrative Agent as collateral for the prepayment of such Eurodollar Rate Loans and shall be applied to the prepayment of the applicable Eurodollar Rate Loans at the end of the current Interest Periods applicable thereto.

            (mmm) A new Section 2.07(d) is hereby added following Section 2.07(c) and shall read as follows:

                  (d) The Borrower shall repay the outstanding principal amount of the Term Loan in installments on the dates and in the amounts set forth in the table below (as such installments may hereafter be adjusted as a result of prepayments made pursuant to
            Section 2.05), unless accelerated sooner pursuant to Section 9.02:

   Payment Dates                       Principal Amortization Payment
------------------                     ------------------------------
 December 31, 2004                                 0.25%
  March 31, 2005                                   0.25%
   June 30, 2005                                   0.25%
September 30, 2005                                 0.25%
 December 31, 2005                                 0.25%
  March 31, 2006                                   0.25%
   June 30, 2006                                   0.25%
September 30, 2006                                 0.25%
 December 31, 2006                                 0.25%

  March 31, 2007                                   0.25%
   June 30, 2007                                   0.25%
September 30, 2007                                 0.25%
 December 31, 2007                                 0.25%
  March 31, 2008                                   0.25%
   June 30, 2008                                   0.25%
September 30, 2008                                 0.25%
 December 31, 2008                                 0.25%
  March 31, 2009                                   0.25%
   June 30, 2009                                   0.25%
September 30, 2009                                 0.25%
 December 31, 2009                                 0.25%
  March 31, 2010                                   0.25%
   June 30, 2010                                   0.25%
September 30, 2010                                 0.25%
 December 31, 2010                                 0.25%
  March 31, 2011                                   0.25%
   June 30, 2011                                   0.25%
   Maturity Date                       Outstanding Principal Balance
                                       of Term Loan

            (nnn) Section 2.08(b) is hereby amended to read as follows:

            (b) Upon the occurrence and during the continuation of an Event of Default at the direction of the Required Lenders, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

            (ooo) The following sentence is hereby added at the end of Section 2.08(c) to read as follows:

            Interest on each Loan shall also be due and payable on the Third Amendment Effective Date and shall be payable to the Resigning Administrative Agent for the account of the respective Lenders and the Resigning Administrative Agent will distribute to each Lender its Pro Rata Share of such payment on the Third Amendment Effective Date.

            (ppp) The following sentence is hereby added at the end of Section 2.09(a) to read as follows:

            The Commitment Fee shall also be due and payable on the Third Amendment Effective Date and shall be payable to the Resigning Administrative Agent for the account of the respective Lenders and the Resigning Administrative Agent will distribute to each Lender its Pro Rata Share of such payment on the Third Amendment Effective Date.

            (qqq) The first sentence of Section 2.10 is hereby amended to read as follows:

            All computations of interest for Base Rate Loans when the Base Rate is determined by Citibank's "base rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

            (rrr) The penultimate sentence of Section 2.11(a) is hereby amended to read as follows:

            In the case of Revolving Loans, each such promissory note shall be in the form of Exhibit G (a "Revolving Note"), in the case of Swing Line Loans, in the form of Exhibit H (a "Swing Line Note"), in the case of Incremental Term Loans, in the form of Exhibit I (an "Incremental Term Note") and in the case of the Term Loan, in the form of Exhibit I-1 (a "Term Note").

            (sss) Section 3.03 is hereby amended by replacing all references to "Eurodollar Base Rate" in such Section with references to "Eurodollar Rate."

            (ttt) Section 3.05(c) is hereby amended to read as follows:

                  (c) an assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefore as a result of:

                        (i) a request by the Borrower pursuant to Section 11.16; or

                        (ii) an assignment by CNAI or Bank of America as part of the primary syndication of the Term Loan during the 180-day period immediately following the Third Amendment Effective Date;

            (uuu) Section 4.02 is hereby amended by adding clauses (f) and (g) immediately after clause (e) of such Section 4.02 to read respectively as follows:

                  (f) any change in the corporate existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting release or discharge of any obligation of the Borrower contained in this Agreement or any other Loan Document;

                  (g) the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Borrower, the Lenders, the Administrative Agent or any other Person, whether in connection herewith or any unrelated transactions; or

                  (h) any invalidity or unenforceability relating to or against any Guarantor for any reason of any Loan Document, or any provision of applicable law, regulation or order purporting to prohibit the payment by any Guarantor of the principal of or interest on any Note or any other amount payable by any Guarantor under any Loan Document.

            (vvv) Section 7.02(c) is hereby amended to read as follows:

                  [Intentionally Omitted];

            (www) Section 7.02(i) is hereby amended to read as follows:

                  (i) promptly, such other information regarding the business, condition (financial or otherwise), operations, performance, properties, or prospects of the Parent or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request;

            (xxx) The last paragraph of Section 7.02 is hereby amended to read as follows:

                  The Borrower hereby agrees that it will use commercially
            reasonable efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or
            (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as "Communications"), by transmitting the Communications in an electronic/soft medium in a format mutually acceptable to the Administrative Agent and the Borrower to oploanswebadmin@citigroup.com. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

            The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, Fixed Income Direct or a substantially similar electronic transmission systems (the "Platform"). The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

            THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE". THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT-RELATED PESONS IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINSITRATIVE AGENT OR ANY AGENT-RELATED PERSONS HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER'S OR THE ADMINISTRATIVE AGENT'S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT-RELATED PERSON IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT-RELATED PERSON'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

            The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender's e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

            Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

            (yyy) The first sentence of Section 7.03(h) is hereby amended to read as follows:

                  Upon the reasonable written request of the Administrative
            Agent following the occurrence of any event or the discovery of any condition which the Administrative Agent or the Required Lenders reasonably believe has caused (or could be reasonably expected to cause) the representations and warranties set forth in Section 6.09 to be untrue in any material respect, the Loan Parties will furnish or cause to be furnished to the Administrative Agent, at the Loan Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, (including, where appropriate, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Materials on any Facilities and as to the compliance by the Borrower or any Subsidiary with Environmental Laws at such Real Properties.

            (zzz) Section 7.11 is hereby amended to read as follows:

            7.11  Use of Proceeds.

                  Use the proceeds of the Credit Extensions (a) to refinance existing Indebtedness of the Borrower, (b) to pay costs and expenses related to the transactions contemplated hereby and (c) to finance working capital, capital expenditures and other general corporate purposes, provided that (i) $253 million of the proceeds of the Term Loan shall be used only to finance the Hillcrest Acquisition on the Third Amendment Effective Date and to pay fees and expenses related thereto and (ii) $13,976,800 of the proceeds of the Term Loan shall be used only to replenish cash on hand or refinance Revolving Loans utilized to finance the Cimarron Acquisition, provided further that in no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

            (aaaa) A new Section 7.15 is hereby added after Section 7.14 and shall read as follows:

            7.15  Post-Closing Real Estate Matters.

                  On or before August 31, 2004, provide the Administrative Agent with (i) duly executed mortgages (or modifications to existing mortgages), legal opinions and any other related documents or due diligence materials as are reasonably necessary, in the Administrative Agent's reasonable discretion, to attach and perfect the Administrative Agent's security interest in the Facilities (including, without limitation, the Hillcrest Assets), (ii) evidence that SPV has pledged its assets to a Loan Party to secure the promissory note from such Loan Party to SPV pursuant to security documents reasonably satisfactory to the Administrative Agent and (iii) such collateral assignment documents with respect to the SPV promissory note and such security documents as the Administrative Agent shall reasonably require.

            (bbbb) Section 8.02(i) is hereby amended to read as follows:

                  (i) (i) the Cimarron Acquisition and (ii) other Investments subsequent to the Closing Date in the form of Permitted Other Acquisitions and equity or capital contributions in HMO Subsidiaries, Controlled Subsidiaries or Joint Ventures (in each case that are not Guarantors); provided that the aggregate amount of such other Investments made pursuant to this clause (ii) outstanding at any time (together with the aggregate amount of Permitted Other Acquisitions (other than the Cimarron Acquisition) made subsequent to the Closing Date) shall not exceed $37,000,000 in the aggregate;

            (cccc) A new Section 8.02(o) is hereby added after Section 8.02(n) and shall read as follows:

            (o) Investments in the form of a an approximately $26,000,000 loan or loans in the aggregate by any Loan Party to SPV provided that (A) SPV shall have delivered a promissory note in the amount of approximately $26 million to such Loan Party and pledged its assets to such Loan Party to secure such promissory note pursuant to security documents reasonably satisfactory to the Administrative Agent and (B) such Loan Party shall have delivered such promissory note to the Administrative Agent and executed such collateral assignment documents as the Administrative Agent shall reasonably require;

            (dddd) Section 8.05(c) is hereby amended to read as follows:

                  (c) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, unless such minority interest is sold or disposed of in connection with the creation of a Controlled Subsidiary to the extent permitted under
            Section 8.14,

            (eeee) Section 8.05(e) is hereby amended to read as follows:

                  (e) the aggregate net book value of all of the assets sold or otherwise disposed of by the Parent and its Subsidiaries in all such transactions in any fiscal year of the Parent shall not exceed $35 million, and

            (ffff) Section 8.11(a) is hereby amended to read as follows:

            (a) Consolidated Senior Leverage Ratio. Permit the Consolidated Senior Leverage Ratio as of the end of any fiscal quarter of the Parent to be greater than the ratio set forth below opposite such fiscal quarter:

     Fiscal Quarter Ending                             Ratio
     ---------------------                             -----
September 30, 2004                                  3.25 to 1.0
December 31, 2004                                   3.25 to 1.0
March 31, 2005                                      3.00 to 1.0
June 30, 2005                                       3.00 to 1.0
September 30, 2005                                  2.75 to 1.0
December 31, 2005                                   2.75 to 1.0
March 31, 2006                                      2.50 to 1.0
June 30, 2006                                       2.50 to 1.0
September 30, 2006                                  2.25 to 1.0
December 31, 2006                                   2.25 to 1.0
March 31, 2007                                      2.25 to 1.0
June 30, 2007                                       2.25 to 1.0
September 30, 2007 and thereafter                   2.00 to 1.0

            (gggg) Section 8.11(b) is hereby amended to read as follows:

            (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Parent to be greater than the ratio set forth below opposite such fiscal quarter:

September 30, 2004                                  5.25 to 1.0
December 31, 2004                                   5.25 to 1.0
March 31, 2005                                      5.25 to 1.0
June 30, 2005                                       5.00 to 1.0
September 30, 2005                                  5.00 to 1.0
December 31, 2005                                   5.00 to 1.0
March 31, 2006                                      5.00 to 1.0
June 30, 2006                                       5.00 to 1.0
September 30, 2006                                  4.75 to 1.0
December 31, 2006                                   4.75 to 1.0
March 31, 2007                                      4.75 to 1.0
June 30, 2007                                       4.75 to 1.0
September 30, 2007                                  4.50 to 1.0
December 31, 2007                                   4.50 to 1.0
March 31, 2008                                      4.50 to 1.0
June 30, 2008                                       4.50 to 1.0
September 30, 2008                                  4.25 to 1.0
December 31, 2008                                   4.25 to 1.0
March 31, 2009                                      4.25 to 1.0
June 30, 2009                                       4.25 to 1.0
September 30, 2009                                  4.00 to 1.0
December 31, 2009                                   4.00 to 1.0
March 31, 2010                                      4.00 to 1.0
June 30, 2010                                       4.00 to 1.0
September 30, 2010 and thereafter                   3.75 to 1.0

            (hhhh) Section 8.11(c) is hereby amended to read as follows:

            (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Parent to be less than the ratio set forth below opposite such fiscal quarter:

        Fiscal Quarter Ending                          Ratio
        ---------------------                          -----
September 30, 2004                                  2.25 to 1.0
December 31, 2004                                   2.25 to 1.0
March 31, 2005                                      2.25 to 1.0
June 30, 2005                                       2.50 to 1.0
September 30, 2005                                  2.50 to 1.0
December 31, 2005                                   2.50 to 1.0
March 31, 2006                                      2.50 to 1.0
June 30, 2006                                       2.50 to 1.0
September 30, 2006                                  2.75 to 1.0
December 31, 2006                                   2.75 to 1.0
March 31, 2007 and thereafter                       3.00 to 1.0

            (iiii) Section 8.11(d) is hereby amended to read as follows:

                  [Reserved].

            (jjjj) The first paragraph of Section 8.11(e) is hereby amended to read as follows:

                  Permit Consolidated Capital Expenditures (excluding
            expenditures relating to the acquisition of fixed assets or capital assets acquired in Permitted Acquisitions or Permitted Other Acquisitions) to exceed the amounts set forth below for the periods set forth below plus fifty percent (50%) of the unused amount available for Consolidated Capital Expenditures under this Section
            8.12 for the immediately preceding fiscal year (excluding any carry forward available from any prior fiscal year); provided, however, that with respect to any fiscal year, Consolidated Capital Expenditures made during such fiscal year shall be deemed to be made first with respect to the applicable limitation for such fiscal year and then with respect to any carry-forward from the immediately preceding fiscal year:

     Period                                           Amount
     ------                                           ------
Fiscal Year 2004                                    $90,000,000
Fiscal Year 2005                                    $95,000,000
Fiscal Year 2006                                    $95,000,000
Fiscal Year 2007                                    $100,000,000
Fiscal Year 2008                                    $105,000,000
Fiscal Year 2009                                    $105,000,000
Fiscal Year 2010 and each Fiscal Year               $110,000,000
Thereafter

            (kkkk) Section 9.01 is hereby amended by replacing the period after paragraph (p) of such section with "; or" and by adding paragraph (q) immediately after paragraph (p) of such Section 9.01 to read as follows:

                  (p) Priority of Collateral Documents. Any Collateral Document or financing statement after delivery thereof pursuant to
            Section 5.01 or Section 7.14 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in, subject only to Permitted Liens, the Collateral purported to be covered thereby or any such Loan Party shall so state in writing.

            (llll) Section 10.07 is hereby amended to read as follows:

            10.07 Indemnification of Administrative Agent, Swing Line Lender and L/C Issuer.

                  Whether or not the transactions contemplated hereby are
            consummated, the Lenders shall indemnify upon demand each Agent-Related Person, the Swing Line Lender and each L/C Issuer (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person, the Swing Line Lender and each L/C Issuer from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person, the Swing Line Lender or any L/C Issuer of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person's, Swing Line Lender's or L/C Issuer's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section; provided, further, however, to the extent an L/C Issuer or the Swing Line Lender is entitled to indemnification pursuant to this section solely in its capacity and role as L/C Issuer or Sing Line Lender, only the Lenders with a Revolving Commitment shall be required to indemnify such L/C Issuer or the Swing Line Lender is accordance with this Section 10.07. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent, the Swing Line Lender and/or the L/C Issuer.

            (mmmm) Section 10.08 is hereby amended to read as follows:

                  CNAI, Citibank and their Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though CNAI were not the Administrative Agent and Citibank were not the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, CNAI, Citibank or their Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that neither the Administrative Agent nor Citibank shall be under any obligation to provide such information to them. With respect to its Loans, CNAI shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent and Citibank were not the L/C Issuer, and the terms "Lender" and "Lenders" include CNAI in its individual capacity.

            (nnnn) The first sentence of Section 10.09 is hereby amended to read as follows:

            The Administrative Agent may resign as Administrative Agent upon thirty days' notice to the Lenders; provided that any such resignation by CNAI shall also constitute its resignation as Swing Line Lender and Citibank's resignation as L/C Issuer.

            (oooo) Subclause (vi) of the second proviso in Section 11.01 is hereby renumbered as subclause (v) and is hereby amended to read as follows:

                  (v) (A) without the consent of the Lenders holding more than 50% of the Incremental Term Loan Commitments, extend the time for, or reduce the amount, or otherwise alter the manner of application of proceeds in respect of the Incremental Term Loans on account of the mandatory prepayment provisions of clauses (ii) through (v), inclusive, of Section 2.05(b) or the application provisions of
            Section 2.05(b)(vi), and (B) without the consent of the Lenders holding more than 50% of the outstanding Term Loan, extend the time for, or reduce the amount, or otherwise alter the manner of application of proceeds in respect of the Term Loan on account of the mandatory prepayment provisions of clauses (ii) through (v), inclusive, of Section 2.05(b) or the application provisions of
            Section 2.05(b)(vi);

            (pppp) Section 11.02(c) is hereby amended to read as follows:

                  [Reserved].

            (qqqq) The last sentence of Section 11.05 is hereby amended to read as follows:

                  The agreements in this Section shall survive the resignation of the Administrative Agent, the Swing Line Lender and/or any L/C Issuer, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.

            (rrrr) Subclauses (iii) and (iv) of the first proviso in Section 11.07(b) are hereby amended to read as follows:

                  (iii) any assignment of a Revolving Commitment must be
            approved by the Administrative Agent and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with (except in the case of an assignment to an Affiliate) a processing and recordation fee of $3,500; provided, that payment of such processing and recordation fee shall not be the obligation of the Borrower or any Loan Party.

            (ssss) The definition of "Eligible Assignee" in Section 11.07(g) is hereby amended to read as follows:

                  "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a
            Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, (ii) with respect to an assignment of the Revolving Commitments, the Swing Line Lender, and (iii) with respect to an assignment of the Revolving Commitments, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

            (tttt) The first sentence of Section 11.07(h) is hereby amended to read as follows:

                  Notwithstanding anything to the contrary contained herein, if at any time CNAI assigns all of its Commitment and Loans pursuant to subsection (b) above, (i) Citibank may, upon thirty days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) CNAI may, upon thirty days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Citibank as L/C Issuer or CNAI as Swing Line Lender, as the case may be. If Citibank resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)).

            (uuuu) Clause (f) of Section 11.08 is hereby amended to read as follows:

            (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, (ii) any pledgee referred to in Section 11.07(f) or (iii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Loan Parties;

            (vvvv) Section 11.16 is hereby amended to read as follows:

                  Under any circumstances set forth in the second paragraph of this Section 11.16 or elsewhere in this Agreement providing that the Borrower shall have the right to replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, replace such Lender by causing such Lender to assign its Commitment and outstanding Loans (with the assignment fee to be paid by the Borrower in such instance) pursuant to Section 11.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower (each such Lender or Eligible Assignee, a "Replacement Lender"); provided, however, that if the Borrower elects to exercise such right with respect to any Lender pursuant to
            Section 3.06(b), it shall be obligated to replace all Lenders that have made similar requests for compensation pursuant to Section 3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnitees (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may reasonably require with respect to any continuing obligation to fund participation interests in any L/C Obligations or any Swing Line Loans then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption with respect to such Lender's Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans; provided that, the failure by such replaced Lender to execute and deliver an Assignment and Assumption shall not impair the validity of the removal of such replaced Lender and the mandatory assignment of a replaced Lender's Commitments and outstanding Loans and participations in L/C Obligations and Swing Line Loans pursuant to this Section 11.16 shall nevertheless be effective without the execution by such replaced Lender of an Assignment and Assumption.

                  If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (b) through (g), inclusive, of the first proviso in Section 11.01, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to this Section 11.16 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination.

            (wwww) A new Section 11.20 is hereby added and shall read as follows:

            11.20 USA PATRIOT Act Notice.

                  Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

            (xxxx) Schedules 2.01(a), 6.10, 6.13, 8.02, 8.03 and 11.02 are
      hereby amended to read as provided on Schedules 2.01(a), 6.10, 6.13, 8.02,
      8.03 and 11.02 attached hereto.

            (yyyy) "Exhibit E" is hereby amended to read as provided on Exhibit E attached hereto.

            (zzzz) New "Schedule 1.01(b)" and "Schedule 1.01(c)" are hereby added to read, respectively, as provided on Schedule 1.01(b) and Schedule 1.01(c) attached hereto.

            (aaaaa) A new "Exhibit I-1" is hereby added in the form of Exhibit I-1 attached hereto.

            (bbbbb) "Exhibit K" is hereby deleted in its entirety.

      2. Consents. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Amendment, the Administrative Agent and the Lenders hereby (a) consent to the Summit Equity Disposition notwithstanding the terms of Section 8.05(c) of the Credit Agreement, (b) agree that neither the transfer of assets from Summit to Newco nor the Summit Equity Disposition shall count toward the basket for permitted Dispositions contained in Section 8.05(e) of the Credit Agreement and (c) agree that the Net Cash Proceeds from the Summit Equity Disposition will not have to be used to prepay the Loans pursuant to
Section 2.05(b)(ii) of the Credit Agreement; provided, that (y) the Summit Equity Disposition is consummated on or before December 31, 2004 and (z) no later than five (5) Business Days prior to the consummation of the Summit Equity Disposition, the Borrower delivers to the Administrative Agent (i) a Pro Forma Compliance Certificate demonstrating that, upon giving effect on a Pro Forma Basis to the Summit Equity Disposition, the Loan Parties would be in compliance with the financial covenants set forth in Section 8.11 of the Credit Agreement as of the most recent fiscal quarter end for which the Loan Parties have delivered financial statements pursuant to Section 7.01(a) or (b) of the Credit Agreement.

      3. Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:

            (a) receipt by the Administrative Agent of this Amendment executed by the Borrower, the Guarantors, the Lenders and Bank One, NA, as the resigning Administrative Agent and resigning Swing Line Lender;

            (b) receipt by the Administrative Agent of (i) a Term Note executed by the Borrower in favor of each Term Loan Lender requesting a Term Note and (ii) a Revolving Note executed by the Borrower in favor of each Lender holding a Revolving Commitment requesting a Revolving Note;

            (c) receipt by the Administrative Agent of favorable opinions of counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, and in form and substance satisfactory to the Administrative Agent and its legal counsel;

            (d) receipt by the Administrative Agent of resolutions of each Loan Party approving and adopting the Amendment and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Loan Party to be true and correct and in force and effect as of the date hereof;

            (e) receipt by the Administrative Agent of reasonably satisfactory evidence that the Hillcrest Acquisition shall be consummated in accordance with the terms of the Hillcrest Purchase Agreement, and in compliance with the applicable Laws and regulatory approvals;

            (f) receipt by the Administrative Agent of a copy, certified by a Responsible Officer of the Borrower as true and complete, of the Hillcrest Acquisition Documents, together with all exhibits and schedules, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent;

            (g) receipt by the Administrative Agent of (i) searches of Uniform Commercial Code filings in each jurisdiction where any Collateral to be acquired in the Hillcrest Acquisition is located or where a filing would need to be made in order to perfect the Administrative Agent's security interest in such Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (ii) duly executed UCC filings and related documents as are reasonably necessary, in the Administrative Agent's reasonable discretion, to attach and perfect the Administrative Agent's security interest in substantially all of the Hillcrest Assets;

            (h) receipt of all governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals necessary or, in the reasonable opinion of CNAI and Bank of America, desirable in connection with the Hillcrest Acquisition and the related financings and other transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could restrain, prevent or impose any material adverse conditions on the Parent and its subsidiaries or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of CNAI and Bank of America could reasonably be expected to have such effect;

            (i)   receipt of a rating for the Loans from both Moody's and S&P;

            (j) receipt from the Borrower of a calculation satisfactory to the Administrative Agent calculating the Fixed Charge Coverage Ratio (as defined in the Indenture) for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available at an amount of at least 2.0 to 1.0 on a pro forma basis, as if the portion of the Term Loan drawn on the Third Amendment Effective Date had been incurred at the beginning of such four-quarter period;

            (k) receipt by the Resigning Administrative Agent of all fees and interest that have accrued through the Third Amendment Effective Date with respect to the Obligations;

            (l) receipt by the Administrative Agent from the Borrower of evidence satisfactory to the Administrative Agent that the Parent has received aggregate cash proceeds of not less than $58,300,000 from the issuance of additional ownership interests of the Parent to the Sponsors and their affiliated funds and certain of their respective general partners and managers;

            (m) receipt on or before the Third Amendment Effective Date by the Administrative Agent, the Joint Lead Arrangers, any Lender and/or their affiliates of all other fees and expenses required to be paid on or before the Third Amendment Effective Date;

            (n) receipt by the Administrative Agent of a copy, certified by a Responsible Officer of the Borrower as true and complete, of the Cimarron Purchase Agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent;

            (o) receipt by the Administrative Agent of satisfactory evidence that all governmental, shareholder and third party consents (including Hart-Scott-Rodino clearance) and approvals necessary in connection with the Cimarron Acquisition have been received;

            (p) receipt by the Administrative Agent of a promissory note evidencing the approximately $26,000,000 loan to SPV in form and substance reasonably satisfactory to the Administrative Agent; and

            (q) receipt by the Administrative Agent of satisfactory escrow agreements in connection with the Hillcrest Acquisition.

      For purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Third Amendment Effective Date specifying its objection thereto.

      4.    Miscellaneous.

            (a) Bank One, NA hereby resigns as Administrative Agent and Swing Line Lender, respectively, under the Credit Agreement and the other Loan Documents, effective as of the Third

      Amendment Effective Date. The Borrower and the Lenders (as determined after giving effect to this Amendment) hereby appoint and approve the appointment of CNAI as Administrative Agent and Swing Line Lender and Citibank as an L/C Issuer, and the resignation of Bank One, NA as the Administrative Agent and Swing Line Lender under the Credit Agreement and the other Loan Documents as of the Third Amendment Effective Date. The Lenders (as determined after giving effect to this Amendment) hereby authorize CNAI and Citibank to act in the foregoing capacities under the Credit Agreement and the other Loan Documents in accordance with Article X of the Credit Agreement. CNAI hereby accepts the appointment of the Lenders and agrees to serve as the Administrative Agent and Swing Line Lender under the Credit Agreement and the other Loan Documents from and after the Third Amendment Effective Date. Citibank hereby accepts agrees to serve as an L/C Issuer under the Credit Agreement and the other Loan Documents from and after the Third Amendment Effective Date.

            (b) The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

            (c) Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Loan Documents, (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents and (iv) hereby confirms and agrees that its Guaranty shall continue and remain in full force and effect after giving effect to this Amendment and that, notwithstanding any contrary terms in such Guaranty, such Guaranty now applies to the Credit Agreement as amended by this Amendment.

            (d) The Borrower and the Guarantors hereby represent and warrant as follows:

                  (i) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                  (ii) This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties' legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (iii) No consent, approval, authorization or order of, or
            filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Amendment, other than those that have already been obtained and are in full force and effect as of the date hereof.

            (e) The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in
      Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.

            (f) The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

            (g) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

            (h) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            (i) From and after the Third Amendment Effective Date, by execution of this Amendment, each Person identified as a "Lender" on the signature pages hereto that is not already a Lender under the Credit Agreement (a "New Lender") hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such Person will be deemed to be a party to the Credit Agreement as amended hereby and a "Lender" for all purposes of the Credit Agreement as amended hereby, and shall have all of the obligations of a Lender thereunder as if it had executed the Credit Agreement, as amended hereby. Such Person hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Lenders contained in the Credit Agreement, as amended hereby.

                            [Signature Pages Follow]

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date and year first above written.

BORROWER:   ARDENT HEALTH SERVICES, INC.,
            a Delaware corporation

            By: /s/ R. Dirk Allison
               -------------------------------------
            Name: R. Dirk Allison
            Title: Executive Vice President and Chief Financial Officer

GUARANTORS: ARDENT HEALTH SERVICES LLC,
            a Delaware limited liability company

            By: /s/ R. Dirk Allison
               -------------------------------------
            Name: R. Dirk Allison
            Title: Executive Vice President and Chief Financial Officer

            AHS ALBUQUERQUE HOLDINGS, LLC,
            a New Mexico limited liability company
            AHS CUMBERLAND HOSPITAL, LLC,
            a Virginia limited liability company
            AHS KENTUCKY HOLDINGS, INC.,
            a Delaware corporation
            AHS KENTUCKY HOSPITALS, INC.,
            a Delaware corporation
            AHS LOUISIANA HOLDINGS, INC.,
            a Delaware corporation
            AHS LOUISIANA HOSPITALS, INC.,
            a Delaware corporation
            AHS MANAGEMENT COMPANY, INC.,
            a Tennessee corporation
            AHS NEW MEXICO HOLDINGS, INC.,
            a New Mexico corporation
            AHS SAMARITAN HOSPITAL, LLC,
            a Kentucky limited liability company
            AHS S.E.D. MEDICAL LABORATORIES, INC.,
            a New Mexico corporation
            AHS SUMMIT HOSPITAL, LLC,
            a Delaware limited liability company
            ARDENT MEDICAL SERVICES, INC.,
            a Delaware corporation
            BEHAVIORAL HEALTHCARE CORPORATION,
            a Delaware corporation

            By: /s/ R. Dirk Allison
               -------------------------------------
            Name: R. Dirk Allison
            Title: Senior Vice President of each of the foregoing Guarantors

                                             THIRD AMENDMENT TO CREDIT AGREEMENT

            BHC MANAGEMENT SERVICES OF NEW MEXICO, LLC, a Delaware limited liability company
            BHC MANAGEMENT SERVICES OF STREAMWOOD, LLC, a Delaware limited liability company
            BHC MONTEVISTA HOSPITAL, INC.,
            a Nevada corporation
            BHC OF INDIANA, GENERAL PARTNERSHIP,
            a Tennessee general partnership
            BHC ALHAMBRA HOSPITAL, INC.,
            a Tennessee corporation
            BHC BELMONT PINES HOSPITAL, INC.,
            a Tennessee corporation
            BHC CEDAR VISTA HOSPITAL, INC.,
            a California corporation
            BHC COLUMBUS HOSPITAL, INC.,
            a Tennessee corporation
            BHC FAIRFAX HOSPITAL, INC.,
            a Tennessee corporation
            BHC FOX RUN HOSPITAL, INC.,
            a Tennessee corporation
            BHC FREMONT HOSPITAL, INC.,
            a Tennessee corporation
            BHC GULF COAST MANAGEMENT GROUP, INC.,
            a Tennessee corporation
            BHC HEALTH SERVICES OF NEVADA, INC.,
            a Nevada corporation
            BHC HERITAGE OAKS HOSPITAL, INC.,
            a Tennessee corporation
            BHC HOSPITAL HOLDINGS, INC.,
            a Delaware corporation
            BHC INTERMOUNTAIN HOSPITAL, INC.,
            a Tennessee corporation
            BHC LEBANON HOSPITAL, INC.,
            a Tennessee corporation
            BHC MANAGEMENT HOLDINGS, INC.,
            a Delaware corporation
            BHC MANAGEMENT SERVICES, LLC,
            a Delaware limited liability company
            BHC MANAGEMENT SERVICES OF INDIANA, LLC, a Delaware limited liability company
            BHC MANAGEMENT SERVICES OF KENTUCKY, LLC, a Delaware limited liability company

            By: /s/ R. Dirk Allison
               -------------------------------------
            Name: R. Dirk Allison
            Title: Senior Vice President of each of the foregoing Guarantors

                                             THIRD AMENDMENT TO CREDIT AGREEMENT

            BHC OF NORTHERN INDIANA, INC.,
            a Tennessee corporation
            BHC PHYSICIAN SERVICES OF KENTUCKY, LLC, a Delaware limited liability company
            BHC PINNACLE POINTE HOSPITAL, INC.,
            a Tennessee corporation
            BHC PROPERTIES, INC.,
            a Tennessee corporation
            BHC SIERRA VISTA HOSPITAL, INC.,
            a Tennessee corporation
            BHC SPIRIT OF ST. LOUIS HOSPITAL, INC.,
            a Tennessee corporation
            BHC STREAMWOOD HOSPITAL, INC.,
            a Tennessee corporation
            BHC VALLE VISTA HOSPITAL, INC.,
            a Tennessee corporation
            BHC WINDSOR HOSPITAL, INC.,
            an Ohio corporation
            COLUMBUS HOSPITAL, LLC,
            a Delaware limited liability company
            INDIANA PSYCHIATRIC INSTITUTES, INC.,
            a Delaware corporation
            LEBANON HOSPITAL, LLC,
            a Delaware limited liability company
            MESILLA VALLEY GENERAL PARTNERSHIP,
            a New Mexico general partnership
            MESILLA VALLEY MENTAL HEALTH ASSOCIATES, INC., a New Mexico corporation
            NORTHERN INDIANA HOSPITAL, LLC,
            a Delaware limited liability company
            VALLE VISTA, LLC,
            a Delaware limited liability company
            WILLOW SPRINGS, LLC,
            a Delaware limited liability company
            AHS RESEARCH AND REVIEW, LLC,
            a New Mexico limited liability company
            BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC, a Delaware limited liability company

            By: /s/ R. Dirk Allison
               -------------------------------------
            Name: R. Dirk Allison
            Title: Senior Vice President of each of the foregoing Guarantors

                                             THIRD AMENDMENT TO CREDIT AGREEMENT

            AHS ACADEMIC HEALTH CENTER, LLC., a Delaware limited liability company
            AHS BRISTOW HOSPITAL, LLC, a Delaware limited liability company AHS CLEVELAND HOSPITAL, LLC, a Delaware limited liability company
            AHS CUSHING HOSPITAL, LLC, a Delaware limited liability company AHS EASTERN OKLAHOMA MEDICAL CENTER, LLC, a
            Delaware limited liability company
            AHS HENRYETTA HOSPITAL, LLC, a Delaware limited liability company
            AHS HILLCREST MEDICAL CENTER, LLC, a Delaware limited liability company
            AHS HILLCREST SPECIALTY HOSPITAL, LLC, a Delaware limited liability company
            AHS MANAGEMENT SERVICES OF OKLAHOMA, LLC, a
            Delaware limited liability company
            AHS OKLAHOMA HEALTH SYSTEM, LLP, a Delaware limited liability partnership
            AHS OKLAHOMA HOLDINGS, INC., a Delaware corporation
            AHS OKLAHOMA HOSPITALS, INC., a Delaware corporation
            AHS OKLAHOMA PHYSICIAN GROUP, LLC, a
            Delaware limited liability company
            AHS PAWNEE HOSPITAL, LLC, a Delaware limited liability company
            AHS RIVERSIDE PHO, LLC, a Delaware limited liability company AHS TULSA HOLDINGS, LLC, a Delaware limited liability company AHS TULSA REGIONAL MEDICAL CENTER, LLC, a
            Delaware limited liability company
            AHS WAGONER HOSPITAL, LLC, a Delaware limited liability company BHC MANAGEMENT SERVICES OF LOUISIANA, LLC, a
            Delaware limited liability company
            BHC MANAGEMENT SERVICES OF TULSA, LLC, a
            Delaware limited liability company

            By: /s/ Edward B. LeMaster III
               -------------------------------------
            Name: Edward B. LeMaster III
            Title: Vice President, Development

                                             THIRD AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE
AGENT:             BANK ONE, NA,
                   as the resigning Administrative Agent and resigning Swing Line Lender

                   By: /s/ Timothy K. Boyle
                      ------------------------------------
                   Name: Timothy K. Boyle
                   Title: First Vice President

                   CITICORP NORTH AMERICA, INC.,
                   as the new Administrative Agent and Swing Line Lender

                   By: /s/ Asghar Ali
                      ------------------------------------
                   Name: Asghar Ali
                   Title: Vice President

L/C ISSUERS:       BANK ONE, NA,
                   as an L/C Issuer

                   By: /s/ Timothy K. Boyle
                      ------------------------------------
                   Name: Timothy K. Boyle
                   Title: First Vice President

                   CITIBANK N.A.,
                   as an L/C Issuer

                   By: /s/ Asghar Ali
                      ------------------------------------
                   Name: Asghar Ali
                   Title: Vice President

                   BANK OF OKLAHOMA, N.A.,
                   as an L/C Issuer

                   By: /s/ Holly Byrne
                      ------------------------------------
                   Name: Holly Byrne
                   Title: AVP

                                             THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:            CITICORP NORTH AMERICA, INC.

                    By: /s/ Asghar Ali
                       -------------------------------------
                    Name: Asghar Ali
                    Title: Vice President

                    BANK ONE, NA

                    By: /s/ Timothy K. Boyle
                       -------------------------------------
                    Name: Timothy K. Boyle
                    Title: First Vice President

                    BANK OF AMERICA, N.A.

                    By: /s/ Gabriela Millhorn
                       -------------------------------------
                    Name: Gabriela Millhorn
                    Title: Principal

                    BANK OF OKLAHOMA, N.A.

                    By: /s/ Holly Byrne
                       -------------------------------------
                    Name: Holly Byrne
                    Title: AVP

                    FIFTH THIRD BANK, N.A. (TENNESSEE)

                    By: /s/ Sandy Hamrick
                       -------------------------------------
                    Name: Sandy Hamrick
                    Title: Vice President

                    GENERAL ELECTRIC CAPITAL CORPORATION

                    By: /s/ Jeffrey P. Hoffman
                       -------------------------------------
                    Name: Jeffrey P. Hoffman
                    Title: Duly Authorized Signatory

                    OLD NATIONAL BANK

                    By: /s/ Darrin McCauley
                       -------------------------------------
                    Name: Darrin McCauley
                    Title: Senior Vice President

                                             THIRD AMENDMENT TO CREDIT AGREEMENT

                 WELLS FARGO BANK N.A.

                 By: /s/ Michael Rogholt
                    -------------------------------------
                 Name: Michael Rogholt
                 Title: Vice President

                 UBS AG, CAYMAN ISLANDS BRANCH

                 By: /s/ Wilfred V. Saint
                    -------------------------------------
                 Name: Wilfred V. Saint
                 Title: Director
                        Banking Products Services, US

                 By: /s/ Doris Mesa
                    -------------------------------------
                 Name: Doris Mesa
                 Title: Associate Director
                        Banking Products Services, US

                                             THIRD AMENDMENT TO CREDIT AGREEMENT

                                    Exhibit E

                               FORM OF LOAN NOTICE

Date: ________, 200__

To:   Citicorp North America, Inc., as Administrative Agent

Re: Credit Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of ---------------- August 19, 2003 among Ardent Health Services, Inc., a Delaware corporation (the "Borrower"), the Guarantors identified -------- therein, the Lenders identified therein, and Citicorp North America, Inc., as Administrative Agent. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

Ladies and Gentlemen:

The undersigned hereby requests (select one):

[ ] A Borrowing of Revolving Loans

[ ] A Borrowing of Incremental Term Loans

[ ] A Borrowing of the Term Loan

[ ] A conversion or continuation of Revolving Loans

[ ] A conversion or continuation of Incremental Term Loans

[ ] A conversion or continuation of the Term Loan

1.    On _______________, 200__ (which is a Business Day).

2.    In the amount of $__________.

3.    Comprised of __________ (Type of Loan requested).

4.    For Eurodollar Rate Loans: with an Interest Period of __________ months.

With respect to any Borrowing or any conversion or continuation requested herein, the Borrower hereby represents and warrants that (i) in the case of a Borrowing of Revolving Loans, such request complies with the requirements of the proviso to the first sentence of Section 2.01(a) of the Credit Agreement and is permitted under Section 4.09(b)(1) of the Indenture, (ii) in the case of a Borrowing or any conversion or continuation, each of the conditions set forth in
Section 5.02 of the Credit Agreement have been satisfied on and as of the date of such Borrowing or such conversion or continuation, and (iii) in the case of a Borrowing of an Incremental Term Loan, each of the conditions set forth in
Section 5.03 of the Credit Agreement have been satisfied.

                                             THIRD AMENDMENT TO CREDIT AGREEMENT

                                      ARDENT HEALTH SERVICES, INC.,
                                      a Delaware corporation

                                      By:
                                         -------------------------------------
                                      Name:
                                      Title:

                                             THIRD AMENDMENT TO CREDIT AGREEMENT

                                   Exhibit I-1

                                FORM OF TERM NOTE

                                                                 August 12, 2004

FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to ______________ or registered assigns (the "Lender"), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrower pursuant to that certain Credit Agreement (as amended, modified, supplemented and extended from time to time, the "Credit Agreement") dated as of August 19, 2003 among the Borrower, the Guarantors identified therein, the Lenders identified therein and Citicorp North America, Inc., as Administrative Agent, an L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein have the meanings provided in the Credit Agreement.

The Borrower promises to pay interest on the unpaid principal amount of each Term Loan from the date of such Term Loan until such principal amount is paid in full, at such interest rates as and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Term Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Term Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and nonpayment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                      ARDENT HEALTH SERVICES, INC.,
                                      a Delaware corporation

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

                                             THIRD AMENDMENT TO CREDIT AGREEMENT